Plexus Announces Fiscal Second Quarter Financial Results
NEENAH, WI – April 24, 2024 - Plexus Corp. (NASDAQ: PLXS) today announced financial results for our fiscal second quarter ended March 30, 2024, and guidance for our fiscal third quarter ending June 29, 2024.
•Reports fiscal second quarter 2024 revenue of $967 million, GAAP operating margin of 3.0% and GAAP diluted EPS of $0.58, including $0.25 of stock-based compensation expense and $0.36 of restructuring and other charges, net
•Reports fiscal second quarter 2024 non-GAAP operating margin of 4.2% and non-GAAP diluted EPS of $0.94, including $0.25 of stock-based compensation expense
•Initiates fiscal third quarter 2024 revenue guidance of $960 million to $1.00 billion with GAAP diluted EPS of $0.80 to $0.95, including $0.21 of stock-based compensation expense and $0.21 of restructuring charges. Fiscal third quarter 2024 non-GAAP EPS guidance of $1.22 to $1.37 excludes both stock-based compensation expense and restructuring charges.

	Three Months Ended
	Mar 30, 2024	Mar 30, 2024	Jun 29, 2024
	Q2F24 Results	Q2F24 Guidance	Q3F24 Guidance (1)
Summary GAAP Items
Revenue (in millions)	$967	$930 to $970	$960 to $1,000
Operating margin (2)	3.0%	3.0% to 3.4%	3.9% to 4.3%
Diluted EPS (3)	$0.58	$0.48 to $0.63	$0.80 to $0.95

Summary Non-GAAP Items (4)
Adjusted operating margin (5)	4.2%	4.0% to 4.4%
Adjusted EPS (6)	$0.94	$0.80 to $0.95
Adjusted operating margin, prospectively (7)			5.2% to 5.6%
Adjusted EPS, prospectively (8)			$1.22 to $1.37
Return on invested capital (ROIC)	9.9%
Economic return	1.7%

(1)	Historically, Plexus has included stock-based compensation expense in adjusted operating margin and adjusted EPS. Beginning in the fiscal third quarter, Plexus will issue guidance and present adjusted operating margin and adjusted EPS excluding stock-based compensation expense. Refer to the Non-GAAP Supplemental Information Table 3 for a reconciliation between the historic presentation and prospective presentation.
(2)	Includes restructuring and other charges, net, of 120 bps for Q2F24 results, 100 bps for Q2F24 guidance and 70 bps for Q3F24 guidance. Includes stock-based compensation expense of 73 bps for Q2F24 results, 72 bps for Q2F24 guidance, and 60 bps for Q3F24 guidance.
(3)
Includes stock-based compensation expense of $0.25 for Q2F24 results, $0.25 for Q2F24 guidance and $0.21 for Q3F24 guidance. Includes, net of tax, restructuring and other charges, net, of $0.36 for Q2F24 results, $0.32 for Q2F24 guidance, and $0.21 for Q3F24 guidance.

(4)	Refer to Non-GAAP Supplemental Information in Tables 1 and 2 for additional information regarding non-GAAP financial measures.
(5)	Excludes restructuring and other charges, net, of 120 bps for Q2F24 results and 100 bps for Q2F24 guidance. Excludes stock-based compensation expense of 73 bps for Q2F24 results and 72 bps for Q2F24 guidance.
(6)
Q2F24 results excludes, net of tax, $0.36 per share related to restructuring and other charges, net, but includes stock-based compensation expense of $0.25. Q2F24 guidance excludes $0.32 per share related to restructuring and other charges, net, but includes stock-based compensation expense of $0.25.

(7)	Excludes 70 bps for restructuring charges and 60 bps related to stock-based compensation expense.
(8)	Excludes $0.21 per share related to restructuring charges and $0.21 per share related to stock-based compensation expense.

Fiscal Second Quarter 2024 Information
•Won 32 manufacturing programs during the quarter representing $255 million in annualized revenue when fully ramped into production.
•Purchased $17.6 million of our shares at an average price of $94.39 per share under our repurchase programs, leaving $38.1 million available under our current $50.0 million authorization.

Todd Kelsey, Chief Executive Officer, commented, “Plexus delivered fiscal second quarter revenue of $967 million and non-GAAP EPS of $0.94, each of which met the top end of our guidance. Non-GAAP operating margin of 4.2% met our expectation entering the quarter. In addition, we generated free cash flow of $65 million, a particularly strong result.”

Mr. Kelsey continued, “For the fiscal second quarter, our team won 32 new manufacturing programs worth $255 million in annualized revenue. Capitalizing on the value created by our differentiated service offering and superior execution, our go-to-market organization is winning significant new outsourcing opportunities and capturing market share in support of sustaining our industry-leading revenue growth.”

Mr. Kelsey commented, “We are guiding fiscal third quarter revenue of $960 million to $1.00 billion, non-GAAP operating margin of 5.2% to 5.6% and non-GAAP EPS of $1.22 to $1.37. We believe our revenue growth is in the early stages of inflecting higher, benefiting from robust demand within our Aerospace and Defense market sector, gradually recovering semiconductor capital equipment demand and new program ramps that are mitigating inventory correction headwinds in our Healthcare/Lifesciences and Industrial market sectors. For the fiscal third quarter, our non-GAAP operating margin excludes approximately $6.5 million of restructuring charges associated with realigning manufacturing capabilities to best support long-term customer needs and also excludes approximately $6.2 million of stock-based compensation expense.”

Patrick Jermain, Executive Vice President and Chief Financial Officer, commented, “The $65 million of free cash flow generated during the fiscal second quarter significantly exceeded our net income and our expectations. Continued progress on our working capital initiatives contributed to this strong performance, resulting in fiscal second quarter cash cycle of 91 days, 10 days favorable to our expectations and sequentially lower by four days. Aided by the improvements in our cash cycle, return on invested capital for the fiscal second quarter was 9.9%, or 170 basis points above our weighted average cost of capital. We have generated $33 million of free cash flow through the first six months of fiscal 2024 and, with further progress expected on our working capital initiatives, we now anticipate delivering approximately $100 million of free cash flow in fiscal 2024. Finally, we repurchased $17.6 million of our shares during the fiscal second quarter. We expect to execute the remaining $38.1 million of our current authorization during the second half of fiscal 2024, creating additional shareholder value.”

Mr. Kelsey concluded, “We continue to anticipate a strong finish to fiscal 2024 with expansion in revenue and non-GAAP operating margin each quarter as well as robust free cash flow generation, positioning us for further momentum into fiscal 2025. Supporting this outlook is the previously highlighted strength in certain market sectors and subsectors, new program ramps, improving utilization of our engineering team and the benefits from recent restructuring actions.”

Quarterly Comparison	Three Months Ended
(in thousands, except EPS)	Mar 30, 2024	Dec 30, 2023	Apr 1, 2023
Revenue	$966,900	$982,607	$1,070,823
Gross profit	88,063	88,140	102,993
Operating income	29,470	45,158	56,942
Net income	16,239	29,215	40,844
Diluted EPS	$0.58	$1.04	$1.45

Gross margin	9.1%	9.0%	9.6%
Operating margin	3.0%	4.6%	5.3%

ROIC (1)	9.9%	10.3%	13.8%
Economic return (1)	1.7%	2.1%	4.8%

(1) Refer to Non-GAAP Supplemental Information in Tables 1 and 2 for non-GAAP financial measures discussed and/or disclosed in this release, such as adjusted operating margin, adjusted net income, adjusted diluted EPS, ROIC and economic return.
Business Segment and Market Sector Revenue
Plexus measures operational performance and allocates resources on a geographic segment basis. Plexus also reports revenue based on the market sector breakout set forth in the table below, which reflects Plexus’ market sector focused strategy. Top 10 customers comprised 48% of revenue during both the first and second quarter of fiscal 2024. This is down three percentage points from the second quarter of fiscal 2023.

Business Segments ($ in millions)	Three Months Ended
	Mar 30, 2024	Dec 30, 2023	Apr 1, 2023
Americas	$322	$334	$408
Asia-Pacific	521	552	587
Europe, Middle East and Africa	155	122	102
Elimination of inter-segment sales	(31)	(25)	(26)
Total Revenue	$967	$983	$1,071

Market Sectors ($ in millions)	Three Months Ended
	Mar 30, 2024		Dec 30, 2023		Apr 1, 2023
Healthcare/Life Sciences	$379	39%	$381	39%	$488	46%
Industrial	418	43%	435	44%	439	41%
Aerospace/Defense	170	18%	167	17%	144	13%
Total Revenue	$967		$983		$1,071

Non-GAAP Supplemental Information
Plexus provides non-GAAP supplemental information, such as ROIC, economic return and free cash flow because such measures are used for internal management goals and decision-making, and because they provide management and investors with additional insight into financial performance. In addition, management uses these and other non-GAAP measures, such as adjusted operating income, adjusted operating margin, adjusted net income and adjusted diluted EPS, to provide a better understanding of core performance for purposes of period-to-period comparisons. Plexus believes that these measures are also useful to investors because they provide further insight by eliminating the effect of non-recurring items that are not reflective of continuing operations. For additional information on non-GAAP measures, please refer to the attached Non-GAAP Supplemental Information tables.

ROIC and Economic Return
ROIC for the second quarter of fiscal 2024 was 9.9%. Plexus defines ROIC as tax-effected annualized adjusted operating income divided by average invested capital over a three-quarter period for the second fiscal quarter. Invested capital is defined as equity plus debt and operating lease obligations, less cash and cash equivalents. Our weighted average cost of capital for fiscal 2024 is 8.2%. ROIC for the second quarter of fiscal 2024 less our weighted average cost of capital resulted in an economic return of 1.7%.

Free Cash Flow
Plexus defines free cash flow as cash flows provided by operations less capital expenditures. For the three months ended March 30, 2024, cash flows provided by operations were $87.8 million and capital expenditures were $22.9 million, which resulted in free cash flow of $64.9 million.

Cash Cycle Days	Three Months Ended
	Mar 30, 2024	Dec 30, 2023	Apr 1, 2023
Days in Accounts Receivable	61	61	56
Days in Contract Assets	12	12	11
Days in Inventory	158	161	156
Days in Accounts Payable	(65)	(66)	(69)
Days in Advanced Payments (1)	(75)	(73)	(72)
Annualized Cash Cycle (2)	91	95	82

(1)	Includes a reclassification in the presentation of advanced payments from customers reflected in prior period amounts. As of April 1, 2023, the impact of this reclassification was an increase in the Company's days in advanced payments and a reduction in annualized cash cycle by 22 days.
(2)	Plexus calculates cash cycle as the sum of days in accounts receivable, days in contract assets and days in inventory, less days in accounts payable and days in advanced payments.

Conference Call and Webcast Information

What:	Plexus Fiscal 2024 Q2 Earnings Conference Call and Webcast
When:	Thursday, April 25, 2024 at 8:30 a.m. Eastern Time
Where:
Participants are encouraged to join the live webcast at the investor relations section of the Plexus website, plexus.com. Participants can also join utilizing the links below:

Audio conferencing link:
https://register.vevent.com/register/BI408fb95be3e440b981d3e0808adddf91
Webcast link:
https://edge.media-server.com/mmc/p/wrgz2xex

Replay:	The webcast will be archived on the Plexus website and will be available as on-demand for 12 months
Investor and Media Contact
Shawn Harrison
+1.920.969.6325
shawn.harrison@plexus.com
About Plexus
Since 1979, Plexus has been partnering with companies to create the products that build a better world. We are a team of over 20,000 individuals who are dedicated to providing Design and Development, Supply Chain Solutions, New Product Introduction, Manufacturing and Sustaining Services. Plexus is a global leader that specializes in serving customers in industries with highly complex products and demanding regulatory environments. Plexus delivers customer service excellence to leading companies by providing innovative, comprehensive solutions throughout a product’s lifecycle. For more information about Plexus, visit our website at www.plexus.com.
Safe Harbor and Fair Disclosure Statement
The statements contained in this press release that are guidance or which are not historical facts (such as statements in the future tense and statements including believe, expect, intend, plan, anticipate, goal, target and similar terms and concepts), including all discussions of periods which are not yet completed, are forward-looking statements that involve risks and uncertainties. These risks and uncertainties include the ability to realize anticipated savings from restructuring or similar actions, as well as the adequacy of related charges as compared to actual expenses; the effect of inflationary pressures on our costs of production, profitability, and on the economic outlook of our markets; the effects of shortages and delays in obtaining components as a result of economic cycles, natural disasters or otherwise; the risk of customer delays, changes, cancellations or forecast inaccuracies in both ongoing and new programs; the lack of visibility of future orders, particularly in view of changing economic conditions; the economic performance of the industries, sectors and customers we serve; the outcome of litigation and regulatory investigations and proceedings, including the results of any challenges with regard to such outcomes; the effects of tariffs, trade disputes, trade agreements and other trade protection measures; the effects of the volume of revenue from certain sectors or programs on our margins in particular periods; our ability to secure new customers, maintain our current customer base and deliver product on a timely basis; the risks of concentration of work for certain customers; the particular risks relative to new or recent customers, programs or services, which risks include customer and other delays, start-up costs, potential inability to execute, the establishment of appropriate terms of agreements, and the lack of a track record of order volume and timing; the effects of start-up costs of new programs and facilities or the costs associated with the closure or consolidation of facilities; possible unexpected costs and operating disruption in transitioning programs, including transitions between Company facilities; the risk that new program wins and/or customer demand may not result in the expected revenue or profitability; the fact that customer orders may not lead to long-term relationships; our ability to manage successfully and execute a complex business model characterized by high product mix and demanding quality, regulatory, and other requirements; the risks associated with excess and obsolete inventory, including the risk that inventory purchased on behalf of our customers may not be consumed or otherwise paid for by the customer, resulting in an inventory write-off; risks related to information technology systems and data security; increasing regulatory and compliance requirements; any tax law changes and related foreign jurisdiction tax developments; current or potential future barriers to the repatriation of funds that are currently held outside of the United States as a result of actions taken by other countries or otherwise; the potential effects of jurisdictional results on our taxes, tax rates, and our ability to use deferred tax assets and net operating losses; the weakness of areas of the global economy; the effect of changes in the pricing and margins of products; raw materials and component cost fluctuations; the potential effect of fluctuations in the value of the currencies in which we transact business; the effects of changes in economic conditions, political conditions and tax matters in the United States and in the other countries in which we do business; the potential effect of other world or local events or other events outside our control (such as the conflict between Russia and Ukraine, conflict in the Middle East, escalating tensions between China and Taiwan or China and the United States, changes in energy prices, terrorism, global health epidemics and weather events); the impact of increased competition; an inability to successfully manage human capital; changes in financial accounting standards; and other risks detailed herein and in our other Securities and Exchange Commission filings, particularly in Risk Factors contained in our fiscal 2023 Form 10-K.

PLEXUS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	Mar 30,	Apr 1,	Mar 30,	Apr 1,
	2024	2023	2024	2023
Net sales	$966,900	$1,070,823	$1,949,507	$2,164,748
Cost of sales	878,837	967,830	1,773,304	1,960,556
Gross profit	88,063	102,993	176,203	204,192
Operating expenses:
Selling and administrative expenses	47,555	46,051	90,537	89,909
Restructuring and other charges, net	11,038	—	11,038	—
Operating income	29,470	56,942	74,628	114,283
Other income (expense):
Interest expense	(8,293)	(8,287)	(15,910)	(15,181)
Interest income	817	759	1,625	1,693
Miscellaneous, net	(3,027)	(1,612)	(6,529)	(3,556)
Income before income taxes	18,967	47,802	53,814	97,239
Income tax expense	2,728	6,958	8,360	14,205
Net income	$16,239	$40,844	$45,454	$83,034
Earnings per share:
Basic	$0.59	$1.48	$1.65	$3.00
Diluted	$0.58	$1.45	$1.62	$2.94
Weighted average shares outstanding:
Basic	27,542	27,661	27,513	27,650
Diluted	27,929	28,184	27,982	28,273

PLEXUS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)
	Mar 30,	Sep 30,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$265,053	$256,233
Restricted cash	41	421
Accounts receivable	645,523	661,542
Contract assets	131,174	142,297
Inventories	1,518,729	1,562,037
Prepaid expenses and other	70,531	49,693
Total current assets	2,631,051	2,672,223
Property, plant and equipment, net	493,803	492,036
Operating lease right-of-use assets	63,106	69,363
Deferred income taxes	62,665	62,590
Other assets	26,032	24,960
Total non-current assets	645,606	648,949
Total assets	$3,276,657	$3,321,172

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and finance lease obligations	$245,964	$240,205
Accounts payable	627,427	646,610
Advanced payments from customers	716,172	760,351
Accrued salaries and wages	72,880	94,099
Other accrued liabilities	74,392	71,402
Total current liabilities	1,736,835	1,812,667
Long-term debt and finance lease obligations, net of current portion	192,025	190,853
Accrued income taxes payable	17,198	31,382
Long-term operating lease liabilities	33,915	38,552
Deferred income taxes	4,429	4,350
Other liabilities	32,493	28,986
Total non-current liabilities	280,060	294,123
Total liabilities	2,016,895	2,106,790
Shareholders’ equity:
Common stock	545	543
Additional paid-in-capital	663,130	661,270
Common stock held in treasury	(1,151,997)	(1,134,429)
Retained earnings	1,756,782	1,711,328
Accumulated other comprehensive loss	(8,698)	(24,330)
Total shareholders’ equity	1,259,762	1,214,382
Total liabilities and shareholders’ equity	$3,276,657	$3,321,172

PLEXUS CORP. AND SUBSIDIARIES
NON-GAAP SUPPLEMENTAL INFORMATION Table 1
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Six Months Ended
	Mar 30,	Dec 30,	Apr 1,	Mar 30,	Apr 1,
	2024	2023	2023	2024	2023
Operating income, as reported	$29,470	$45,158	$56,942	$74,628	$114,283
Operating margin, as reported	3.0%	4.6%	5.3%	3.8%	5.3%

Non-GAAP adjustments:
Restructuring costs (1)	13,288	—	—	13,288	—
Other non-recurring income (2)	(2,250)	—	—	(2,250)	—
Non-GAAP operating income	$40,508	$45,158	$56,942	$85,666	$114,283
Non-GAAP operating margin	4.2%	4.6%	5.3%	4.4%	5.3%

Net income, as reported	$16,239	$29,215	$40,844	$45,454	$83,034

Non-GAAP adjustments:
Restructuring costs, net of tax (1)	11,893	—	—	11,893	—
Other non-recurring income, net of tax (2)	(2,014)	—	—	(2,014)	—
Adjusted net income	$26,118	$29,215	$40,844	$55,333	$83,034

Diluted earnings per share, as reported	$0.58	$1.04	$1.45	$1.62	$2.94

Non-GAAP per share adjustments:
Restructuring costs, net of tax (1)	0.43	—	—	0.43	—
Other non-recurring income, net of tax (2)	(0.07)	—	—	(0.07)	—
Adjusted diluted earnings per share	$0.94	$1.04	$1.45	$1.98	$2.94

(1)	During the three and six months ended March 30, 2024, restructuring and impairment charges of $13.3 million, or $11.9 million net of taxes, were incurred for employee severance costs associated with a reduction in the Company's workforce as well as closure costs associated with a site in the Company's EMEA region.
(2)	During the three and six months ended March 30, 2024, insurance proceeds of $2.3 million, or $2.0 million net of taxes, were received related to an arbitration decision associated with a contractual matter that occurred in the Company's EMEA region in fiscal 2023.

PLEXUS CORP. AND SUBSIDIARIES
NON-GAAP SUPPLEMENTAL INFORMATION Table 2
(in thousands)
(unaudited)

ROIC and Economic Return Calculations	Six Months Ended		Three Months Ended		Six Months Ended
	Mar 30,		Dec 30,		Apr 1,
	2024		2023		2023
Operating income, as reported		$74,628		$45,158		$114,283
Restructuring and other charges, net	+	11,038	+	—	+	—
Adjusted operating income		$85,666		$45,158		$114,283
	x	2	x	4	x	2

Adjusted annualized operating income		$171,332		$180,632		$228,566
Adjusted effective tax rate	x	15%	x	16%	x	15%
Tax impact		25,700		28,901		34,285
Adjusted operating income (tax-effected)		$145,632		$151,731		$194,281

Average invested capital	÷	$1,478,062	÷	$1,479,647	÷	$1,406,359
ROIC		9.9%		10.3%		13.8%
Weighted average cost of capital	-	8.2%	-	8.2%	-	9.0%
Economic return		1.7%		2.1%		4.8%

Average Invested Capital Calculations	Mar 30,	Dec 30,	Sep 30,	Jul 1,	Apr 1,	Dec 31,	Oct 1,
	2024	2023	2023	2023	2023	2022	2022
Equity	$1,259,762	$1,266,755	$1,214,382	$1,184,362	$1,182,382	$1,150,259	$1,095,731
Plus:
Debt and finance lease obligations - current	245,964	251,119	240,205	304,781	294,011	329,076	273,971
Operating lease obligations - current (1)	8,281	9,172	8,363	8,772	8,358	8,878	7,948
Debt and finance lease obligations - long-term	192,025	192,118	190,853	187,468	188,730	187,272	187,776
Operating lease obligations - long-term	33,915	35,989	38,552	40,515	31,257	32,149	33,628
Less:
Cash and cash equivalents	(265,053)	(231,982)	(256,233)	(252,965)	(269,664)	(247,880)	(274,805)
	$1,474,894	$1,523,171	$1,436,122	$1,472,933	$1,435,074	$1,459,754	$1,324,249

(1)	Included in other accrued liabilities on the Condensed Consolidated Balance Sheets.

PLEXUS CORP. AND SUBSIDIARIES
NON-GAAP SUPPLEMENTAL INFORMATION Table 3
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	Dec 31,	Apr 1,	Jul 1,	Sep 30,	Dec 30,	Mar 30,
	2022	2023	2023	2023	2023	2024
Net sales	$1,093,925	$1,070,823	$1,021,610	$1,023,947	$982,607	$966,900
Operating income, as reported	57,341	56,942	28,204	53,333	45,158	29,470
Operating margin, as reported	5.2%	5.3%	2.8%	5.2%	4.6%	3.0%

Non-GAAP adjustments:
Restructuring costs	—	—	8,865	—	—	13,288
Other non-recurring charges, net of tax	—	—	14,229	—	—	(2,250)
Non-GAAP operating income, previously reported	57,341	56,942	51,298	53,333	45,158	40,508
Non-GAAP operating margin, previously reported	5.2%	5.3%	5.0%	5.2%	4.6%	4.2%
Stock-based compensation	5,819	5,907	3,829	5,824	5,335	7,096
Non-GAAP operating income	$63,160	$62,849	$55,127	$59,157	$50,493	$47,604
Non-GAAP operating margin	5.8%	5.9%	5.4%	5.8%	5.1%	4.9%

Net income, as reported	$42,190	$40,844	$15,799	$40,261	$29,215	$16,239

Non-GAAP adjustments:
Restructuring costs, net of tax	—	—	7,920	—	—	11,893
Other non-recurring charges, net of tax	—	—	13,346	—	—	(2,014)
Adjusted net income, previously reported	42,190	40,844	37,065	40,261	29,215	26,118
Stock-based compensation	5,819	5,907	3,829	5,824	5,335	7,096
Adjusted net income	$48,009	$46,751	$40,894	$46,085	$34,550	$33,214

Diluted weighted average shares outstanding	28,305	28,184	27,992	27,972	28,013	27,929
Diluted earnings per share, as previously reported	$1.49	$1.45	$0.56	$1.44	$1.04	$0.58

Non-GAAP per share adjustments:
Restructuring costs, net of tax	—	—	0.28	—	—	0.43
Other non-recurring charges, net of tax	—	—	0.48	—	—	(0.07)
Adjusted diluted earnings per share, previously reported	1.49	1.45	1.32	1.44	1.04	0.94
Stock-based compensation	0.21	0.21	0.14	0.21	0.19	0.25
Adjusted diluted earnings per share	$1.70	$1.66	$1.46	$1.65	$1.23	$1.19